Exhibit 7(f)
VOTING AGREEMENT
     THIS VOTING AGREEMENT is made and entered into on September 29, 2005 (the “Effective Date”) by and among John E. Elliott, II (“Elliott”), Lawrence Kuhnert (“Kuhnert”), and the undersigned shareholder of Arcadia Resources, Inc. (“Shareholder”).
     WHEREAS, Elliott and Kuhnert are directors, executive officers and owners of shares of the voting common stock of Arcadia Resources, Inc. (the “Company”), as of the date of this Agreement totaling 21,300,000 shares of the Company’s voting common stock; and
     WHEREAS, Shareholder owns voting common stock of the Company (the “Shares”), and so that Elliott and Kuhnert may be in a position to cast votes sufficient to elect individuals nominated or approved by them as directors of the Company, Shareholder agrees to vote the Shares, or cause the Shares to be voted, for the election of directors of the Company in the manner set forth herein, and Shareholder acknowledges that in reliance hereof, Elliott and Kuhnert have or hereafter may forego the solicitation of proxies from certain other shareholders.
     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained, and for other valuable consideration, the parties agree as follows:
     1. Voting Agreement of Shareholder. Subject to applicable laws and regulations, Shareholder agrees that at each regular or special shareholder meeting that occurs during the term of this Voting Agreement and at which the election of directors is submitted to the vote of the shareholders, Shareholder will vote, or cause to be voted, all or a sufficient percentage of the Shares or other voting securities owned by Shareholder, beneficially or of record, for all or some of the director nominees nominated or approved by Elliott and Kuhnert for election to the Company’s board of directors. If at any time during the term of this Voting Agreement, either Elliott or Kuhnert (but not both) is a shareholder of Company, then Shareholder agrees that this Voting Agreement shall remain in full force and effect and that Shareholder shall vote, or cause to be voted, Shareholder’s voting securities in the manner specified herein by Elliott and Kuhnert, as the case may be.
     2. Term of Agreement. The term of this Agreement shall become effective on the Effective Date and shall continue in full force and effect until the earlier of: (a) the next election of the Company’s directors, or (b) six (6) months after the Effective Date. The term of this Agreement may be renewed for successive six month periods by Shareholder’s written consent to such renewal, prior to the expiration of the initial or any successive term of this Agreement.
     3. Proxy. To facilitate the provisions of this Agreement, Shareholder hereby grants Elliott or Kuhnert, or both of them, an irrevocable proxy in the form attached hereto. Elliott, Kuhnert and Shareholder each intend this proxy to be irrevocable and coupled with an interest, and will take any further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and this Agreement. Neither this Agreement nor the granting of the proxy shall prevent Shareholder from granting any additional proxy or proxies with

CUSIP No. 039209101	Schedule 13D/A
respect to the Shares, so long as such proxy or proxies do not grant the power to vote the Shares with respect to the matters set forth in this Agreement.
     4. Stock Legend. Upon request of Elliott or Kuhnert, Shareholder agrees that so long as this Agreement remains in effect, the Company may cause each certificate of stock or other voting security now owned or hereafter acquired by Shareholder to bear the following legend upon its face:
“THE RIGHT TO VOTE THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS LIMITED BY
AND SUBJECT TO THE TERMS AND PROVISIONS OF A VOTING AGREEMENT BETWEEN THE OWNER OF
THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND OTHER STOCKHOLDERS OF THE
COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. THE
TERMS AND PROVISIONS OF THE VOTING AGREEMENT ARE BINDING UPON ANY AND ALL SUCCESSORS
AND ASSIGNS AND SHALL REMAIN IN FULL FORCE AND EFFECT NOTWITHSTANDING THE SALE,
TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHICATION OR OTHER DISPOSITION OF THE SECURITIES
REPRESENTED BY THIS CERTIFICATE.”
     5. Acquisition of Additional Securities. The terms and provisions of this Voting Agreement shall apply to any voting stock or other voting securities now owned or hereafter acquired by Shareholder, however acquired, and all of such voting securities shall be subject to the terms and provisions of this Voting Agreement in the same manner as they apply to the Shares owned by the parties at the time of their execution of this Agreement.
     6. Sales of Shares. Elliott and Kuhnert agree that to the extent that Shareholder publicly sells the Shares in accordance with Rule 144, other exemption from registration or pursuant to an effective resale registration statement, such Shares shall be released from the terms and conditions of this Agreement, provided that Shareholder furnishes them with reasonable advanced notice of such proposed sale. Otherwise, all Shares held now or hereafter acquired by Shareholder shall remain subject to and shall be voted in accordance with the terms of this Agreement, notwithstanding any actual or attempted sale, transfer or other disposition.
     7. Injunctive Relief. It is expressly agreed and acknowledged that a loss arising from a breach of any provision under this Voting Agreement may not be reasonably and equitably compensated by money damages. Therefore, the parties agree that in the case of any such breach, the other party shall be entitled to injunctive, specific enforcement and/or other extraordinary relief, which relief shall be cumulative and in addition to any and all other remedies which may be available by law or equity.
     8. Successors Bound by Agreement. This Voting Agreement shall be binding upon each party’s successors, assigns, heirs, beneficiaries, devisees, personal representatives, and successor trustees and shall survive Shareholder’s death or disability. The parties agree for themselves, their heirs, personal representatives and successors, to do all acts necessary to carry out the intents and purposes of this Voting Agreement.

CUSIP No. 039209101	Schedule 13D/A
     9. Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Florida, notwithstanding the fact that any party is or may hereafter become domiciled in a different state.
     10. Waiver. The waiver of a breach of any provision of this Agreement by any party shall not operate as a waiver of any subsequent breach. Each and every right, remedy and power hereby granted to any party or allowed it by law shall be cumulative and not exclusive of any other. No waiver of any provision shall be implied and must be in writing signed by the waiving party.
     11. Amendment of Agreement. This Agreement may be altered or amended in any of its provisions only by the unanimous written agreement of parties.
     12. Further Actions. The parties agree to take all further actions and to execute and deliver any further documents and instruments as may be requested by legal counsel to the Company or otherwise necessary or appropriate in order to carry out and effectuate the terms and provisions of this Voting Agreement.
     13. Interpretation of Agreement. Where appropriate in this Voting Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine and the neuter.
     14. Entire Agreement. This Voting Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all other previous or contemporaneous communications, representations, understandings, agreements, negotiations and discussions, either oral or written, between or among the parties. The parties acknowledge and agree that there are no written or oral agreements, understandings or representations, directly or indirectly related to this Voting Agreement or any subject matter hereof, that are not set forth herein.
     15. Counterparts/Facsimile Signatures. This Voting Agreement may be executed in a number of counterparts or facsimiles thereof, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed this Voting Agreement effective the day and year first above written.

/s/ John E. Elliott, II

John E. Elliott, II

/s/ Lawrence Kuhnert

Lawrence Kuhnert

/s/ Mark Fitzgerald

Mark Fitzgerald (“Shareholder”)

IRREVOCABLE PROXY
     By execution hereof, and in order to secure its obligations under the Voting Agreement (the “Agreement”) of even date herewith between John E. Elliott, II (“Elliott”), Lawrence Kuhnert (“Kuhnert”), and the undersigned shareholder of Arcadia Resources, Inc. (“Shareholder”), the undersigned Shareholder hereby constitutes and appoints Elliott or Kuhnert, or both of them, as such Shareholders’ true and lawful attorney and proxy, for and in the Shareholder’s name, place and stead, to vote all Shares held by Shareholder for the election of directors, at every annual, special or adjourned meeting of stockholders of Arcadia Resources, Inc., a Nevada corporation (“Company”), and to sign on behalf of the Shareholder any ballot, consent, certificate or other document relating to the Shares that law permits or requires, but only with respect to the matters and during the period set forth in the Voting Agreement.
     This Proxy is coupled with an interest and Shareholder intends this Proxy to be, and this Proxy is, irrevocable to the fullest extent permitted by law and to survive Shareholder’s death or disability. Shareholder hereby revokes any proxy previously granted by the Shareholder with respect to the matters covered by this Proxy. The granting of this Proxy shall not prevent the undersigned from granting any additional proxy or proxies with respect to the Shares, so long as such proxy or proxies do not grant the power to vote the Shares with respect to the matters set forth in the Agreement during the term thereof.
     Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Elliott, Kuhnert, or both of them, the power to carry out and give effect to the provisions of this Proxy. This Proxy shall terminate upon the termination of the term of the Voting Agreement in accordance with its terms.
     The undersigned has executed this Irrevocable Proxy this 29th day of September, 2005.

/s/ Mark Fitzgerald

Mark Fitzgerald